SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 19, 2008

Oconee Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia	No. 000-25267	No. 58-244-2250
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

35 North Main Street
Watkinsville, Georgia 30677
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 769-6611

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2008, Jerry K. Wages, Senior Executive Vice President, Chief Financial Officer and Secretary of Oconee Financial Corporation (“Oconee”), announced his intention to step down from his position as Chief Financial Officer effective immediately.  Mr. Wages will continue his employment with Oconee as Senior Executive Vice President and Secretary of Oconee and will continue to serve as a member of the Board of Directors of Oconee.  Mr. Wages cited the need to provide greater management oversight to non-financial areas of Oconee as the principal reason for his resignation as Oconee’s Chief Financial Officer.  Mr. Wages did not step down as the result of any disagreement with Oconee or any matter relating to Oconee’s operations, policies or practice.

On May 19, 2008, Oconee appointed Steven A. Rogers as Vice President and Chief Financial Officer.  Mr. Rogers had served as Vice President and Controller of Oconee since 2005 and Assistant Vice President and Controller prior to that.  Mr. Rogers is 34 and has been with Oconee since 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Steven A. Rogers
Steven A. Rogers
Vice President and Chief Financial Officer
May 21, 2008